UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2012

First PacTrust Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-35522	04-3639825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 236-5211

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

The disclosures under Item 5.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2013, Pacific Trust Bank (“PTB”), a federal savings bank and wholly-owned subsidiary of First PacTrust Bancorp, Inc. (the “Company”), entered into a three-year employment agreement (the “Employment Agreement”) with Jeffrey T. Seabold and hired Mr. Seabold as Managing Director of PTB’s Residential Lending Division.

In connection with the hiring of Mr. Seabold and entering into the Employment Agreement, PTB simultaneously terminated, with immediate effect, its previously disclosed Management Services Agreement, dated December 27, 2012 (the “Services Agreement”), with CS Financial, Inc. (“CS Financial”), a Southern California-based mortgage banking firm controlled by Mr. Seabold (a Current Report on Form 8-K in respect of the Services Agreement was filed by the Company with the SEC on January 3, 2013).

On May 12, 2013, consistent with the Company’s corporate governance best practices and in connection with the process relating to the Employment Agreement, Mr. Seabold offered his resignation as a director of each of the Company and PTB, and each of the respective Boards of Directors accepted such resignation effective immediately.

The appointment of Mr. Seabold as an officer of PTB and the Employment Agreement were under the purview of, and evaluated, negotiated and recommended by, special committees of the Board of Directors of each of the Company and PTB (the “Special Committees”), comprised exclusively of independent, disinterested directors of such Boards, with the assistance of outside financial, legal and compensation advisors and consultants, as well as by the independent, disinterested members of the Compensation Committee. The Boards of Directors of the Company and PTB, with Messrs. Steven A. Sugarman, Chief Executive Officer of the Company, and Seabold recusing themselves from the discussions and vote, also considered and approved the appointment of Mr. Seabold and the Employment Agreement, upon the recommendation of the Special Committees.

The Employment Agreement provides for a term of three years, with an automatic renewal for an additional year on the second anniversary of the effective date and on each anniversary thereafter, unless one of the parties provides a notice of non-renewal. The Employment Agreement provides Mr. Seabold with an initial base salary of $400,000, an annual cash target bonus of 50% of his annual base salary (the “Annual Target Bonus”), and an incentive bonus, generally payable one-half in cash and one-half in Company equity awards, generally equal to 10% of the pre-tax operating profits generated by originations held for sale by PTB’s Residential Lending Division, subject to certain annual performance hurdle amounts being met (the “Incentive Bonus”).

In the event of a termination of employment without “cause” or a resignation for “good reason,” Mr. Seabold is entitled to the following (the “Severance Amounts”): (1) a pro-rata target bonus for the year of termination; (2) 1.5 times the sum of his base salary and Incentive Bonus

(determined by annualizing the Incentive Bonus payable relative to the most recently completed fiscal quarter of FTB prior to the termination date), paid in installments over a twenty-four month period (following a change of control, the severance multiple would be 2, and be based upon the sum of his base salary and the Annual Target Bonus, not Incentive Bonus); and (3) 18 months (24 months following a change in control) of continued medical and dental benefits. In addition, any equity awards held by Mr. Seabold will vest in full and any stock options or stock appreciation rights will remain exercisable for the remainder of their original full terms.

Under the Employment Agreement, Mr. Seabold is subject to customary confidentiality and corporate opportunity restrictions, and employee non-solicitation restrictions while he is employed by PTB and for a period of generally twenty-four months following termination of employment.

In connection with entering into the Employment Agreement, the Company will grant Mr. Seabold an award of (1) 50,000 shares of restricted stock, effective on the first business day of the month immediately following the approval by shareholders of a new omnibus incentive plan at the Company’s 2013 annual meeting of shareholders (or otherwise issuable in the form of cash-settled restricted stock units), and (2) non-qualified stock options for the purchase of 100,000 shares of Company common stock at an exercise price per share equal to the closing market price of Company common stock on May 13, 2013, in each case which vest, subject to continued employment, as follows: 1/5 on each of the first, second, third, fourth and fifth anniversaries of May 13, 2013.

Finally, under the Employment Agreement, Mr. Seabold granted to the Company and PTB an option (the “Call Option”), exercisable (or not) in the Company’s and PTB’s sole discretion on or prior to the 120 day anniversary of May 13, 2013, to acquire CS Financial for an purchase price of $10 million (the “Purchase Price”). If, in its sole discretion, the Company and/or PTB, exercise the Call Option, (x) the Purchase Price would be payable 80% in shares of Company common stock (valued based on the volume weighted average trading price of Company common stock on the NASDAQ over the 10-day period ending on the business day immediately prior to the Call Option exercise date) and 20% in cash, or in such other percentages mutually agreed by the Company and CS Financial (but in no event less than 51% in shares of Company common stock) and (y) in consideration of the substantial expenditures of time, effort and expenses to be undertaken by Mr. Seabold in order to prepare for the consummation of the acquisition (including, without limitation, as to integration), the Company or PTB will pay to Mr. Seabold $25,000 a month, during the period between the exercise of the Call Option and the closing of the acquisition. 60% of the Purchase Price paid in shares of Company common stock will be subject to certain time and post-closing performance vesting criteria. In addition, if the Company and PTB decline to exercise the Call Option, the Company and PTB will in any event have the exclusive right (but no obligation) through December 31, 2013, to negotiate an acquisition transaction involving CS Financial on terms outside of those applicable to the Call Option. Effective immediately and through December 31, 2013, CS Financial will provide the Company and its advisors and representatives all due diligence and other information and access requested by the Company or its representatives to evaluate a potential transaction involving CS Financial. If the Company and PTB decline to exercise the Call Option, PTB will be permitted to terminate Mr. Seabold’s employment without cause for a limited period following the expiration of the Call Option without entitling Mr. Seabold to the benefits described in clauses (2) and (3) of the definition of “Severance Amounts” above.

Certain relatives and entities affiliated with relatives of Mr. Sugarman also own certain minority, non-controlling interests in CS Financial. Any decisions or actions with respect to the Call Option and/or other transaction or affiliation with CS Financial, if any, will fall under the purview and authority of the Special Committees.

Mr. Seabold, age 46, had been a member of the Board of Directors of both the Company and PTB since 2011, until his resignation from such Boards as described above. Mr. Seabold is the founder and CEO and President of CS Financial Inc., a residential and commercial mortgage company based in Beverly Hills, California. He is a co-founder of Camden Capital Partners LLC, which manages the Camden Real Estate Opportunity Fund I LLC, an asset-based lender and loan servicer. Mr. Seabold is the co-manager of the fund and heads the fund’s investment committee. Mr. Seabold is also the President and founder of Camden Escrow Inc., a licensed real estate settlement service provider headquartered in Beverly Hills, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First PacTrust Bancorp, Inc.

Date: May 15, 2013	By:	/s/ Richard Herrin
		Name:	Richard Herrin
		Title:	Executive Vice President, Chief Administrative Officer and Corporate Secretary